Exhibit 16.1

November 30, 2021

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Interlink Electronics, Inc. (File No. 001-37659)

Dear Sir or Madam:

We have read Item 4.01 of the Current Report on Form 8-K of Interlink Electronics, Inc. dated November 30, 2021, and agree with the statements concerning our Firm contained in Item 4.01.

Very truly yours,

/s/ RBSM LLP

RBSM LLP

Larkspur, CA